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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-2




Section 7.3 Indenture                      Distribution Date:            8/15/01
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
          $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Paymen                                       0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
          Class A Note Interest Requirement                         2,947,500.00
          Class B Note Interest Requirement                           257,500.00
          Class C Note Interest Requirement                           362,412.33
                       Total                                        3,567,412.33

        Amount of the distribution allocable to the interest on the Notes per
          $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           3.27500
             Class B Note Interest Requirement                           3.43333
             Class C Note Interest Requirement                           3.75833

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                          900,000,000
             Class B Note Principal Balance                           75,000,000
             Class C Note Principal Balance                           96,429,000

(iv)    Amount on deposit in Owner Trust Spread Account            10,714,290.00

(v)     Required Owner Trust Spread Account Amount                 10,714,290.00



                                           By:
                                           -------------------------------------

                                           Name:  Patricia M. Garvey
                                           Title: Vice President